Exhibit 99.1

Creagh Medical Limited

Financial statements

31 December 2014

CREAGH MEDICAL LIMITED

FINANCIAL STATEMENTS

for the year ended 31 December 2014

INDEPENDENT AUDITORS’ REPORT TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF CREAGH MEDICAL LIMITED

To the Board of Directors and Shareholders of Creagh Medical Limited

We have audited the accompanying financial statements of Creagh Medical Limited (“the company”), which comprise the Statements of Financial Position as of December 31, 2014 and 2013, and the related Statements of Comprehensive Income, Changes in Equity and Cash Flows for the years then ended, and the related notes to the financial statements, which, as described in note 1 to the financial statements, have been prepared on the basis of Financial Reporting Standard 102 The Financial Reporting Standard applicable in the UK and Republic of Ireland.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with Financial Reporting Standard 102 The Financial Reporting Standard applicable in the UK and Republic of Ireland (“FRS 102”); this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgement, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of the accounting policies used and the reasonableness of significant accounting estimates made by management as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

INDEPENDENT AUDITORS’ REPORT TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF CREAGH MEDICAL LIMITED (Continued)

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Creagh Medical Limited as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended in accordance with FRS 102.

Emphasis of Matter

As discussed in Note 1 to the financial statements, the Company prepares its financial statements in accordance with FRS 102, which differs from accounting principles generally accepted in the United States of America. A reconciliation has been included in Note 28, to account for the effect of these differences. Our opinion is not modified with respect to this matter.

/s/ Deloitte

Chartered Accountants and Statutory Audit Firm

Limerick, Ireland

Date: February 3, 2016

CREAGH MEDICAL LIMITED

STATEMENT OF COMPREHENSIVE INCOME

for the year ended 31 December 2014

		2014	2013
	Note	€	€
Continuing operations
Turnover	4	1,673,610	1,114,340

Cost of sales		(666,718)	(355,337)

Gross profit		1,006,892	759,003

Expenditures
Distribution costs		(6,578)	(1,455)
Administrative expenses		(908,243)	(880,504)
Research and development costs		(780,187)	(863,725)

Other income	6	16,196	—

Operating loss		(671,920)	(986,681)

Interest payable and similar charges	8	(123,985)	(114,083)

Loss on ordinary activities before taxation	5	(795,905)	(1,100,764)

Taxation	9	—	—

Loss on ordinary activities after taxation		(795,905)	(1,100,764)

Other comprehensive income		—	—

Total comprehensive loss for the year		(795,905)	(1,100,764)

CREAGH MEDICAL LIMITED

STATEMENT OF CHANGES IN EQUITY

for the year ended 31 December 2014

	Share capital	Equity component of convertible loan	Profit and loss account	Total equity
	€	€	€	€

At 1 January 2013	100	—	(173,301)	(173,201)
Loss for the year	—	—	(1,100,764)	(1,100,764)
Other comprehensive income	—	—	—	—

Total comprehensive loss for the year	—	—	(1,100,764)	(1,100,764)
Equity component of related party loan	—	69,701	—	69,701

At 31 December 2013	100	69,701	(1,274,065)	(1,204,264)

Loss for the year	—	—	(795,905)	(795,905)
Other comprehensive income	—	—	—	—

Total comprehensive loss for the year	—	—	(795,905)	(795,905)

At 31 December 2014	100	69,701	(2,069,970)	(2,000,169)

CREAGH MEDICAL LIMITED

STATEMENT OF FINANCIAL POSITION

as at 31 December 2014

		2014	2013
	Note	€	€

FIXED ASSETS
Tangible assets	10	359,131	324,906
Other financial assets	27	25	25

		359,156	324,931

CURRENT ASSETS
Stocks	11	59,103	43,568
Debtors	12	351,769	489,343
Cash at bank and in hand		353,535	396,903

		764,407	929,814

CREDITORS (amounts falling due within one year)	13	(572,203)	(358,996)

NET CURRENT ASSETS		192,204	570,818

TOTAL ASSETS LESS CURRENT LIABILITIES		551,360	895,749

CREDITORS (amounts falling due after one year)	14	(2,551,529)	(2,100,013)

NET LIABILITIES		(2,000,169)	(1,204,264)

CAPITAL AND RESERVES
Called up share capital	17	100	100
Equity component of related party loan	15, 17	69,701	69,701
Profit and loss account		(2,069,970)	(1,274,065)

TOTAL SHAREHOLDERS’ FUNDS		(2,000,169)	(1,204,264)

CREAGH MEDICAL LIMITED

STATEMENT OF CASH FLOWS

for the year ended 31 December 2014

		2014	2013
	Note	€	€

NET CASH OUTFLOW FROM OPERATING ACTIVITIES	18	(292,380)	(755,366)

Investing activities
Payments to acquire tangible fixed assets	10	(96,054)	(59,973)

NET CASH FLOW FROM INVESTING ACTIVITIES		(96,054)	(59,973)

Financing activities
Dividends paid to preference shareholders	17	(7,313)	(4,500)
Bank interest paid		(4,829)	(9,930)
Proceeds from issuance of Ordinary ‘D’ shares	17	215,000	145,000
Proceeds from issuance of Preference ‘A’ shares	17	170,000	—
Proceeds from related party loan	15	—	500,000
Proceeds from bank loans	15	8,875	—
Repayment of bank loans	15	(36,667)	(36,667)

NET CASH FLOW FROM FINANCING ACTIVITIES		345,066	593,903

NET DECREASE IN CASH AT BANK AND IN HAND		(43,368)	(221,436)

CASH AT BANK AND IN HAND AT 1 JANUARY		396,903	618,339

CASH AT BANK AND IN HAND AT 31 DECEMBER		353,535	396,903

CREAGH MEDICAL LIMITED

NOTES TO THE FINANCIAL STATEMENTS

31 December 2014

1.	GENERAL INFORMATION AND STATEMENT OF COMPLIANCE

(a)	Principal activities

Creagh Medical Limited (“the Company”) is a limited liability company incorporated in Ireland. The registered office of the Company is at IDA Business Park, Ballinasloe, Co. Galway. The Company’s principal activities are the design, development and manufacture of medical devices.

(b)	Statement of compliance

The Company’s financial statements have been prepared in compliance with FRS 102 as it applies to the financial statements of the Company for the year ended 31 December 2014.

(c)	Basis of preparation

The financial statements of Creagh Medical Limited were approved for issue by the Board of Directors on February 3, 2016. The financial statements have been prepared in accordance with FRS 102. The financial statements are prepared in Euro (€) and rounded to the nearest Euro.

These financial statements present information about the Company as an individual undertaking.

The Company incurred losses on ordinary activities of €795,905 and €1,100,764 for the year ended 31 December 2014 and 2013, respectively, which resulted in a capital deficiency of €2,000,169 as of 31 December 2014 (2013: €1,204,264). The directors have assessed that the Company is an emerging developmental stage business. As anticipated, this has led to a number of operating losses that have been funded on an ongoing basis by Series B and D Ordinary shares, preference and preference “A” shares as well as a bank loan and a line of credit. The directors have assessed that the funding referred to above and the ultimate sale of the Company as disclosed in note 26 provide evidence before and after the end of the reporting period of the Company’s ability to continue in business. Thus, the directors have prepared the financial statements on a going concern basis.

2.	JUDGEMENTS AND KEY SOURCES OF ESTIMATION UNCERTAINTY

The following are the Company’s judgements and key sources of estimation uncertainty:

(i)	Revenue recognition

The Company exercises judgment when recognising revenue from sale of goods in assessing whether it has transferred to the buyer the significant risks and rewards of ownership and whether the transaction has satisfied all of the conditions for revenue recognition. The Company also exercises judgment when

CREAGH MEDICAL LIMITED

NOTES TO THE FINANCIAL STATEMENTS

31 December 2014 (Continued)

2.	JUDGEMENTS AND KEY SOURCES OF ESTIMATION UNCERTAINTY (Continued)

(i)	Revenue recognition (continued)

recognising revenue from the rendering of services in assessing whether the outcome of the transaction can be estimated reliably, in assessing the stage of completion of the transaction and in assessing whether the transaction has satisfied all of the conditions for revenue recognition for rendering of services. The Company also exercises judgment in identifying the transaction and in determining whether to apply the revenue recognition criteria to the separately identifiable components of a single transaction or to apply the recognition criteria to two or more transactions together when they are linked in such a way that the commercial effect cannot be understood without reference to the series of transactions as a whole.

(ii)	Operating lease commitments

The Company has entered into a commercial property lease as a lessee for use of the property as the Company’s administrative and factory building. The classification of this lease as operating or finance lease requires the Company to determine, based on an evaluation of the terms and conditions of the arrangement, whether it retains or acquires the significant risks and rewards of ownership of the asset and accordingly whether the lease requires an asset and liability to be recognised in the statement of financial position. The Company has assessed that the lease of the administrative and factory building qualifies as an operating lease because it does not retain or acquire the significant risks and rewards of ownership of the asset under the lease arrangement.

(iii)	Impairment of non-financial assets

Where there are indicators of impairment of individual assets, the Company performs impairment tests based on the recoverable amount which is the higher of fair value less costs to sell or a value in use calculation. The fair value less costs to sell calculation is based on available data from binding sales transactions in an arm’s length transaction on similar assets or observable market prices less incremental costs for disposing of the asset. The value in use calculation is based on a discounted cash flow model. The cash flows are derived from the budget for the next five years and do not include restructuring activities that the Company is not yet committed to or significant future investments that will enhance the asset’s performance of the cash generating unit being tested. The recoverable amount is most sensitive to the discount rate used for the discounted cash flow model as well as the expected future cash flows and the growth rate used for extrapolation purposes. The Company has assessed that as of 31 December 2014 and 2013, non-financial assets are not impaired (see note 10).

(iv)	Taxation

The Company establishes provisions based on reasonable estimates, for possible consequences of audits by the tax authorities of the consequences of audits by the tax authorities in the country in which it operates. The amount of such provisions is based on various factors, such as experience with previous tax audits and differing interpretations of tax regulations by the taxable entity and the responsible tax authority.

CREAGH MEDICAL LIMITED

NOTES TO THE FINANCIAL STATEMENTS

31 December 2014 (Continued)

2.	JUDGEMENTS AND KEY SOURCES OF ESTIMATION UNCERTAINTY (Continued)

(iv)	Taxation (continued)

Management estimation is required to determine the amount of deferred tax assets that can be recognised, based upon likely timing and level of future taxable profits together with an assessment of the effect of future tax planning strategies. Management has assessed that no deferred tax asset shall be recognised for tax loss carryforwards because it is not probable that future taxable profits will be available against which they can be utilised (see note 9).

(v)	Provisions and contingencies

In 2014, the Company recognised €16,196 (2013: €Nil) for government grants receivable from Enterprise Ireland. If the Company fails to adhere to the conditions of the grant they may be liable to repay these amounts to Enterprise Ireland. This contingent liability remains in place for five years from the date of the last payment of the grant.

The Company has assessed that it is unlikely that the Company will not be able to adhere to the conditions of the grant.

(vi)	Recognition of share-based payments

The Company’s Chief Executive Officer (CEO) on behalf of the Company granted a number of options to certain key employees over a number of Ordinary shares of €0.01 each. The options may be exercised at the price per share, during the periods and subject to certain conditions in the Option Granting Agreement. The options may only be exercised on or after the occurrence of an Exit Event.

Based on the terms and conditions of this share-based payment scheme, the Company has assessed that no share-based payment expense needs to be recognised in 2014 and 2013 (see note 20).

(vii)	Fair valuation of financial instruments

When the fair values of financial assets and financial liabilities recorded in the statement of financial position cannot be measured based on quoted prices in active markets, their fair value is measured using valuation techniques including the discounted cash flow (DCF) model. The inputs to these models are taken from observable markets where possible, but where this is not feasible, a degree of judgement is required in establishing fair values.

The Company has determined the fair value of a non-interest bearing three-year related party loan from USCI Japan Limited at inception using a DCF model with an observable market rate. The difference between the face value of the loan and the fair value at inception date was treated as an additional share capital recognised in the equity section of the statement of financial position. The loan was subsequently measured at amortised cost using the effective interest rate method. Please see more details in note 15.

CREAGH MEDICAL LIMITED

NOTES TO THE FINANCIAL STATEMENTS

31 December 2014 (Continued)

2.	JUDGEMENTS AND KEY SOURCES OF ESTIMATION UNCERTAINTY (Continued)

(viii)	Classification of share capital

FRS 102 specifies the features of a puttable financial instrument to be classified as an equity instrument. A puttable financial instrument includes a contractual obligation for the issuer to repurchase or redeem that instrument for cash or another financial asset on exercise of the put. As an exception to the definition of a financial liability, an instrument that includes such an obligation is classified as an equity instrument if certain features are satisfied.

The Company has assessed that as of 31 December 2014 share capital amounting €1,792,000 (2013: €1,407,000) contain features identical to a financial liability and has reclassified these amounts into financial liability. Please see note 17 for more details.

The Company also has a convertible loan from USCI Japan Limited amounting to €500,000 (see note 15). Under FRS 102, if an instrument has both financial liability component and an equity component (e.g., a conversion option), the issuer is required to separately account for each component. The liability component is recognised at fair value calculated by discounting the cash flows associated with the liability component at a market rate for a similar debt host instrument, and the equity component is measured as the residual amount. As a result the Company has calculated the financial liability component of this loan amounting to €430,299 and has recognised this amount as a financial liability (see note 15). The residual amount of the loan amounting to €69,701 was reclassified to equity (see note 17).

(ix)	Assessment of functional currency

Based on the economic substance of the underlying circumstances relevant to the Company, the functional currency is determined to be the Euro. It is the currency that mainly influences the sale of goods and services and the cost manufacturing the goods and of rendering the services.

3.	SIGNIFICANT ACCOUNTING POLICIES

In accordance with FRS 102, the directors have reviewed the accounting policies of Creagh Medical Limited (“the Company”) and consider these appropriate for the Company.

(a)	Impairment of non-financial assets

The Company assesses at each reporting date whether an asset may be impaired. If any such indication exists the Company estimates recoverable amount of the asset. If it is not possible to estimate the recoverable amount of the individual asset, the Company estimates, the recoverable amount of the cash-generating unit to which the asset belongs. The recoverable amount of an asset or cash-generating unit is the higher of its fair value less costs to sell and its value in use. If the recoverable amount is less than its carrying amount, the carrying amount of the asset is impaired and it is reduced to its recoverable amount through an impairment recognised in the statement of comprehensive income unless the asset is carried at a revalued amount where the impairment loss of a revalued asset is a revaluation decrease.

CREAGH MEDICAL LIMITED

NOTES TO THE FINANCIAL STATEMENTS

31 December 2014 (Continued)

3.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(a)	Impairment of non-financial assets (continued)

An impairment loss recognised for all assets is reversed in a subsequent period if and only if the reasons for the impairment loss have ceased to apply.

(b)	Tangible fixed assets and depreciation

Tangible fixed assets are stated at cost less accumulated depreciation and accumulated impairment losses. The cost of fixed assets is written off by equal instalments over their expected useful lives as follows:

Balloon moulds	20% straight line
Computer equipment	33.33% straight line
Fixtures, fittings and equipment	10% straight line

(c)	Investment in subsidiaries

Investment in a subsidiary company is held at cost less accumulated impairment losses.

The Company owns 100% of the Ordinary share capital of USCI Ireland Limited, a company incorporated in the Republic of Ireland with its registered office located at IDA Business Park, Ballinasloe, Co. Galway. USCI Ireland Limited did not trade in 2014. The total of the statement of financial position of USCI Ireland Limited at 31 December 2014 is €15. The investment in the subsidiary is included in ‘Other financial assets’ in the statement of financial position.

(d)	Financial Instruments

The Company has chosen to adopt Sections 11 and 12 of FRS 102 in respect of financial instruments.

(i)	Financial assets

Basic financial assets, including trade and other debtors and cash and bank balances are initially recognised at transaction price, unless the arrangement constitutes a financing transaction, where the transaction is measured at present value of the future receipts discounted at a market rate of interest.

Such assets are subsequently carried at amortised cost using the effective interest method.

At the end of each reporting period financial assets measured at amortised cost are assessed for objective evidence of impairment. If an asset is impaired the impairment loss is the difference between the carrying amount and the present value of the estimated cash flows discounted at the asset’s original effective interest rate. The impairment loss is recognised in the statement of comprehensive income.

CREAGH MEDICAL LIMITED

NOTES TO THE FINANCIAL STATEMENTS

31 December 2014 (Continued)

3.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(d)	Financial Instruments (Continued)

(i)	Financial assets (continued)

If there is decrease in the impairment loss arising from an event occurring after the impairment was recognised, the impairment is reversed. The reversal is such that the current carrying amount does not exceed what the carrying amount would have been had the impairment not previously been recognised. The impairment reversal is recognised in the statement of comprehensive income.

Financial assets are derecognised when (a) the contractual rights to the cash flows from the asset expire or are settled, or (b) substantially all the risks and rewards of the ownership of the asset are transferred to another party or (c) despite having retained some significant risks and rewards of ownership, control of the asset has been transferred to another party who has the practical ability to unilaterally sell the asset to an unrelated third party without imposing additional restrictions.

(ii)	Financial liabilities

Basic financial liabilities, including trade and other payables and bank loans are initially recognised at transaction price, unless the arrangement constitutes a financing transaction, where the debt instrument is measured at the present value of the future payments discounted at a market rate of interest.

Debt instruments are subsequently carried at amortised cost, using the effective interest rate method.

Fees paid on the establishment of loan facilities are recognised as transaction costs of the loan to the extent that it is probable that some or all of the facility will be drawn down. In this case, the fee is deferred until the draw-down occurs. To the extent there is no evidence that it is probable that some or all of the facility will be drawn down, the fee is capitalised as a pre-payment for liquidity services and amortised over the period of the facility to which it relates.

Trade payables are obligations to pay for goods or services that have been received in the ordinary course of business from suppliers. Trade payables are classified into amounts falling due within one year if payment is due within one year or less. If not, they are presented as amounts falling due after one year. Trade payables are recognised initially at transaction price and subsequently measured at amortised cost using the effective interest method.

Financial liabilities are derecognised when the liability is extinguished, that is when the contractual obligation is discharged, cancelled or expires.

(e)	Revenue recognition

Revenue is recognised to the extent that the Company obtains the right to consideration in exchange for its performance. Revenue is measured at the fair value of the consideration received, excluding discounts, rebates, VAT and other sales taxes or duty. The following criteria must also be met before revenue is recognised:

CREAGH MEDICAL LIMITED

NOTES TO THE FINANCIAL STATEMENTS

31 December 2014 (Continued)

3.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(e)	Revenue recognition (Continued)

Sale of medical devices

Revenue from the sale of goods is recognised when the significant risks and rewards of ownership of the goods have passed to the buyer, either upon the goods dispatch by the Company or receipt by the customer of the goods depending on the terms of arrangement with the customer, the amount of revenue can be measured reliably, it is probable that the economic benefits associated with the transaction will flow to the entity and the costs incurred or to be incurred in respect of the transaction can be measured reliably.

Design and development services

Revenue from design and development services is recognised by reference to the stage of completion. Stage of completion is measured by reference to labour hours incurred to date as a percentage of total estimated labour hours for each contract. Where the contract outcome cannot be measured reliably, revenue is recognised only to the extent of the expenses recognised that are recoverable.

Interest income

Interest income is recognised using the effective interest rate method (EIR).

(f)	Government grants

Government grants are recognised when it is reasonable to expect that the grants will be received and that all related conditions will be met, usually on submission of a valid claim for payment. Government grants are recognised based on the accrual model.

Government grants in respect of capital expenditure are credited to a deferred income account and are released to income over the expected useful lives of the relevant assets by equal annual instalments.

Grants of a revenue nature are credited to income so as to match them with the expenditure to which they relate.

(g)	Stocks

Stocks are stated at the lower of cost and net realisable value. Cost includes all costs incurred in bringing each product to its present location and condition, as follows:

•	Raw materials and consumables – purchase cost on a first–in, first–out basis

•	Work in progress and finished goods – cost of direct materials and labour plus attributable overheads based on a normal level of activity

Net realisable value is based on estimated selling price less any further costs expected to be incurred to completion and disposal.

(h)	Research and development

Research and development expenditure is recognised in the statement of comprehensive income as incurred.

CREAGH MEDICAL LIMITED

NOTES TO THE FINANCIAL STATEMENTS

31 December 2014 (Continued)

3.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(i)	Provisions for liabilities

A provision is recognised when the Company has a legal or constructive obligation as a result of a past event and it is probable that an outflow of economic benefits will be required to settle the obligation.

(j)	Deferred tax

Deferred tax is recognised in respect of all timing differences which are differences between taxable profits and total comprehensive income that arise from the inclusion of income and expenses in tax assessments in periods different from those in which they are recognised in the financial statements.

The amount of deferred tax assets that can be recognised is estimated based upon the likely timing and level of future taxable profits together with an assessment of the effect of future tax planning strategies. No deferred tax asset is recognised where it is not probable that future taxable profits will be available against which they can be utilised.

Deferred tax is measured on an undiscounted basis at the tax rates that are expected to apply in the periods in which timing differences reverse, based on tax rates and laws enacted or substantively enacted at the end of the reporting period.

(k)	Foreign currencies

Transactions in foreign currencies are initially recorded in the Company’s functional currency by applying the spot exchange rate prevailing at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are retranslated at the rate of exchange prevailing at the end of the reporting period. All differences are recognised in the statement of comprehensive income.

(l)	Cash and cash equivalents

Cash and cash equivalents in the statement of financial position comprise cash at banks and in hand and short term deposits with an original maturity date of three months or less. For the purpose of the cash flow statement, cash and cash equivalents consist of cash and cash equivalents as defined above, net of outstanding bank overdrafts.

(m)	Leases

Lease of assets where substantially all the risks and rewards of ownership of the asset have passed to the Company are classified as finance lease. Under such a lease, the leased asset is capitalised in statement of financial position and depreciated over the shorter of the lease term and the asset’s useful lives. A corresponding liability is recognised in the statement of financial position for the lower of the fair value of the leased asset and the present value of the minimum lease payments. All other leases are classified as operating leases. Rentals payable under operating leases are recognised in the statement of comprehensive income on a straight-line basis over the lease term. Lease incentives are recognised over the lease term on a straight-line basis.

CREAGH MEDICAL LIMITED

NOTES TO THE FINANCIAL STATEMENTS

31 December 2014 (Continued)

3.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(n)	Pension costs

Contributions payable for a period in respect of defined contribution pension schemes are recognised:

•	as a liability, after deducting any amount already paid. If contribution payments exceed the contribution due for service before the reporting date, the excess is recognised as an asset to the extent that the prepayment will lead to a reduction in future payments or a cash refund.

•	as an expense, unless the cost qualifies to be recognised as part of the cost of an asset such as inventories or property, plant and equipment.

(o)	Share–based payments

The Company recognises employee services received in a share-based payment transaction when it receives the services. If the share-based payments do not vest until the employee completes a specified period of service, the Company accounts for the share-based payment as the services are rendered during the vesting period.

When the vesting period is subject to a time limit, such as the occurrence of a contingent event, the Company only recognised the share-based payment awards on the date that such a contingent event occurs

(p)	Classification of shares as debt or equity

An equity instrument is a contract that evidences a residual interest in the assets of an entity after deducting all its liabilities. Accordingly, a financial instrument is treated as equity if:

(i)	There is no contractual obligation to deliver cash or other financial assets or to exchange financial assets or liabilities on terms that may be unfavourable

(ii)	The instrument is a non-derivative that contains no contractual obligations to deliver a variable number of shares or is a derivative that will be settled only by the Company exchanging a fixed amount of cash or other assets for a fixed number of the Company’s own equity instruments

When shares are issued, any component that creates a financial liability of the Company is presented as a liability in the statement of financial position; measured initially at fair value net of transaction costs and thereafter at amortised cost until extinguished on conversion or redemption. The corresponding dividends relating to the liability component are charged as interest expense in the statement of comprehensive income. The initial fair value of the liability component is determined using a market rate for an equivalent liability without a conversion feature.

CREAGH MEDICAL LIMITED

NOTES TO THE FINANCIAL STATEMENTS

31 December 2014 (Continued)

3.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(p)	Classification of shares as debt or equity (continued)

The remainder of the proceeds on issue is allocated to the equity component and included in shareholders’ funds, net of transaction costs. The carrying amount of the equity component is not re–measured in subsequent years.

Transaction costs are apportioned between the liability and equity components of the shares based on the allocation of proceeds to the liability and equity components when the instruments are first recognised.

The Company’s Ordinary ‘B’, Ordinary ‘D’, Preference Shares and Preference ‘A’ Shares have been accounted for as financial liabilities. The Company’s convertible related party loan payable to USCI Japan Limited has been accounted for as a compound financial instrument.

4.	TURNOVER

The total turnover of the Company for the year has been derived from its principal activity wholly undertaken in Ireland.

The Company operates in two principal areas of activity, that of the manufacture and sale of medical devices and the provision of design and development services.

Principal areas of activity	2014	2013
	€	€

Sale of medical devices	1,138,486	889,230
Design and development services	535,124	225,110

	1,673,610	1,114,340

Geographical market	2014	2013
	€	€

Europe	384,944	443,887
Rest of the World	1,288,666	670,453

	1,673,610	1,114,340

Turnover attributable to geographical markets outside Ireland amounted to 96% for 2014 (2013: 94%).

CREAGH MEDICAL LIMITED

NOTES TO THE FINANCIAL STATEMENTS

31 December 2014 (Continued)

5.	LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION

	2014	2013
	€	€

The loss on ordinary activities before taxation is stated after charging/(crediting):
Directors’ remuneration:
– Salary	85,252	81,735
– Pension costs	7,190	7,200
Depreciation of tangible fixed assets	61,830	52,790
Research and development
– expenditure in current year	875,431	1,001,467
– research and development tax credit	(95,244)	(137,742)
Operating lease rentals – building	117,080	117,080

6.	OTHER INCOME

In 2014, the Company recognised €16,196 (2013: €Nil) for government grants receivable from the Enterprise Ireland (see note 22).

CREAGH MEDICAL LIMITED

NOTES TO THE FINANCIAL STATEMENTS

31 December 2014 (Continued)

7.	STAFF COSTS

The average number of persons employed by the Company (including directors) in 2014 was 27 (2013: 23) and is analysed into the following categories:

	2014	2013
	No.	No.
Department

Engineering	14	13
Manufacturing and logistics	10	7
Administration	3	3

	27	23

	€	€
Staff costs
Wages and salaries	944,506	884,922
Employer PRSI Contribution	112,779	97,121
Pension costs – defined contribution	53,837	53,818
VHI	24,542	22,440
Death and disability benefits/life insurance	10,247	9,734

	1,145,911	1,068,035

The staff costs are split among the various cost centre headings in the statement of comprehensive income.

	2014	2013
	€	€
Directors’ emoluments
Aggregate emoluments in respect of qualifying services	85,252	81,735
Aggregate contributions to a retirement benefit scheme in respect of directors’ qualifying services	7,190	7,200

	92,442	88,935

There are 5 directors in 2014 (2013: 5 directors) to whom retirement benefits are accruing under the defined contribution scheme in respect of qualifying services.

CREAGH MEDICAL LIMITED

NOTES TO THE FINANCIAL STATEMENTS

31 December 2014 (Continued)

8.	INTEREST PAYABLE AND SIMILAR CHARGES

	2014	2013
	€	€

Bank interest and charges	4,829	9,930
Dividends on 8% Cumulative Preference Shares	12,000	19,000
Accretion of interest on related party loan (note 17)	22,813	14,686
Accretion of interest on B and D shares (note 17)	84,343	70,467

	123,985	114,083

9.	TAXATION

There is no charge to corporation tax in the accounts due to net operating loss tax losses carried forwards.

The reconciliation between the tax line in the statement of comprehensive income and the loss on ordinary activities before taxation multiplied by the Irish standard tax rate follows:

	2014	2013
	€	€

Loss on ordinary activities before taxation	(795,905)	(1,100,764)

Tax income calculated at Irish standard rate of corporation tax of 12.5% (2013: 12.5%)	(99,488)	(137,596)
Effect of unrecognised deferred tax asset on net operating loss carryover	99,488	137,596

Total tax expense reported in the statement of comprehensive income	—	—

As of 31 December 2014, the Company has €17,037,241 of tax losses for which no deferred tax assets have been recognised because management believes that it may not be probable that sufficient future taxable income will be available against which the deferred tax assets can be utilized. Unused tax losses do not expire.

CREAGH MEDICAL LIMITED

NOTES TO THE FINANCIAL STATEMENTS

31 December 2014 (Continued)

10.	TANGIBLE FIXED ASSETS

At 31 December 2014		Fixtures,
	Balloon	fittings and	Computer
	moulds	equipment	equipment	Total
	€	€	€	€
Cost
At 1 January 2014	34,700	480,081	15,157	529,938
Additions	—	75,094	20,960	96,054

At 31 December 2014	34,700	555,175	36,117	625,992

Depreciation
At 1 January 2014	10,802	181,123	13,106	205,031
Charge for the year	6,940	49,695	5,195	61,830

At 31 December 2014	17,742	230,818	18,301	266,861

Net book values
At 31 December 2014	16,958	324,357	17,816	359,131

CREAGH MEDICAL LIMITED

NOTES TO THE FINANCIAL STATEMENTS

31 December 2014 (Continued)

10.	TANGIBLE FIXED ASSETS (Continued)

At 31 December 2013		Fixtures,
	Balloon	fittings and	Computer
	moulds	equipment	equipment	Total
	€	€	€	€
Cost
At 1 January 2013	17,555	437,253	15,157	469,965
Additions	17,145	42,828	—	59,973

At 31 December 2013	34,700	480,081	15,157	529,938

Depreciation
At 1 January 2013	4,452	135,803	11,987	152,242
Charge for the year	6,350	45,321	1,119	52,790

At 31 December 2013	10,802	181,124	13,106	205,032

Net book values
At 31 December 2013	23,898	298,957	2,051	324,906

The Company has assessed that continued operating losses are an indicator of potential impairment of depreciable assets. Except for certain assets with immaterial carrying amounts, all of the Company’s assets are being utilised in the business. As an emerging developmental stage business, the Company’s business strategy is to design balloon catheters and retain manufacturing. As anticipated, this has led to a number of operating losses that have been funded on an ongoing basis by Series B and D Ordinary shares, preference and preference “A” shares as well as a bank loan and a line of credit.

There are no individually significant assets in the Company’s fixed asset register other than the extrusion room equipment; therefore, the Company has reviewed all of its assets as a single cash-generating unit. The Company has assessed that the ongoing funding and the ultimate sale of the Company as disclosed in note 26 provide evidence before and after the end of the reporting period that the Company’s assets are not impaired.

CREAGH MEDICAL LIMITED

NOTES TO THE FINANCIAL STATEMENTS

31 December 2014 (Continued)

11.	STOCKS

	2014	2013
	€	€

Raw materials and consumables	29,304	36,157
Work in progress	4,647	3,746
Finished goods	25,152	3,665

	59,103	43,568

There are no material differences between the replacement cost of stocks and the amounts recognised in the statement of financial position.

Stocks recognised as an expense in 2014 amounted to €399,156 (2013: €48,992).

12.	DEBTORS

	2014	2013
	€	€

Trade debtors	46,822	141,086
Prepayments and accrued income	3,091	3,454
Other debtors	301,856	344,803

	351,769	489,343

Amounts falling due after more than one year and included in debtors are:

	2014	2013
	€	€

Other debtors	110,048	171,456

The amounts included in ‘Other Debtors’ relates to amounts owing from the Revenue Commissioners related to research and development tax credits. Such amounts are collectible over a three-year period.

CREAGH MEDICAL LIMITED

NOTES TO THE FINANCIAL STATEMENTS

31 December 2014 (Continued)

13.	CREDITORS (amounts falling due within one year)

	2014	2013
	€	€

Trade payables	128,562	53,284
Accruals	333,003	222,086
Current instalment due on bank loan	38,654	36,667
Amounts due to related company	15	15
VAT payable	3,691	8,591
Payroll taxes	10,743	28,977
Deferred income	57,535	9,376

	572,203	358,996

14.	CREDITORS (amounts falling due after more than one year)

	2014	2013
	€	€

Bank loan	82,693	123,333
Liability component of convertible related party loan	467,798	444,985
‘B’ ordinary shares classified as liability	616,489	582,913
‘D’ ordinary shares classified as liability	1,064,549	798,782
8% cumulative redeemable preference shares	150,000	150,000
8% cumulative redeemable preference ‘A’ shares	170,000	—

	2,551,529	2,100,013

The ‘B’ ordinary shares were issued under an Employment and Investment Incentive Scheme and are subject to a Put and Call Option Agreement, whereby the Company granted certain employee/investors the right exercisable at any time during the option period to require the Company to purchase the option shares for a fixed redemption price of €1.40 per ‘B’ ordinary share. These shares have no right to attend or vote at general meetings of the Company. The ‘B’ ordinary shares are classified as financial liabilities and are recognised at the present value of their future redemption amounts.

The ‘D’ ordinary shares were issued under an Employment and Investment Incentive Scheme and are subject to a Put and Call Option Agreement, whereby the Company granted certain employee/investors the right exercisable at any time during the option period to require the Company to purchase the option shares for a sum representing the market value thereof at the date of exercise of the option. These shares have no right to attend or vote at general meetings of the Company. On a winding up, the ‘D’ ordinary shares shall be entitled to aggregate sum of all sums paid up but not exceeding €1.20 per ‘D’ ordinary share. The ‘D’ ordinary shares are classified as financial liabilities and are recognised at the present value of their future redemption amounts.

CREAGH MEDICAL LIMITED

NOTES TO THE FINANCIAL STATEMENTS

31 December 2014 (Continued)

14.	CREDITORS (amounts falling due after more than one year) (Continued)

The 8% Preference and the 8% Preference ‘A’ shares are held by Enterprise Ireland. Such shares are subject to cumulative preferred dividends and are also redeemable at the option of the holder. The Subscription Agreement provides that the Company shall redeem the Preference Shares on the redemption date. If the Company cannot redeem the preference shares then due for redemption, then those preference shares which the Company cannot redeem shall be redeemed as soon as the Company becomes capable of doing so pursuant to the Irish Companies Act. If the Company does not redeem all of the Preference Shares on the redemption date then, until the Company has redeemed all of the preference shares, it will not make any distribution.

15.	LOANS

Bank and related party loans repayable, included within creditors, are analysed as follows:

	2014	2013
	€	€
Wholly repayable within five years	589,145	604,985
Not wholly repayable within five years	—	—

	589,145	604,985

Details of terms and conditions of loans:

1.	Bank loan from Bank of Ireland (BOI)

The Company’s loan facility with BOI includes the following:

•	€50,000 by way of overdraft, repayable on demand

•	€12,500 by way of Credit Card facility, repayable on standard credit terms

•	€121,346 by way of Term Loan, repayable by monthly instalments of €3,573, covering interest and principal. The loan is to be repaid in full by 31 December 2017. This repayment is based on current interest rate of 3.84% and the repayment amount may need to be adjusted to reflect interest rate during the remaining term, such that repayments are sufficient to clear the loan in full by the expiry date of 31 December 2017.

CREAGH MEDICAL LIMITED

NOTES TO THE FINANCIAL STATEMENTS

31 December 2014 (Continued)

15.	LOANS (Continued)

1.	Bank loan from Bank of Ireland (BOI) (continued)

The loan is also subject to a bank covenant, including that the Company observes the following conditions:

•	Use all sums drawn for the purpose specified in the loan agreement

•	Maintain its corporate existence

•	Furnish certified accounts with the Lender within 6 months of the Company’s financial year end

•	Furnish half yearly Management Accounts within 60 days of the Company’s half year end

•	Conduct its business in an efficient and business-like manner and in compliance with all laws, authorisations, agreements and obligations applicable to it, and pay all taxes imposed on it when due and payable

The loan agreement is subject to a review. Unless circumstances change warranting an earlier review, the facilities would be formally reviewed by 30 June 2015.

2.	Loan from USCI Japan Limited

The Company has a related party loan due to USCI Japan Limited, a shareholder, amounting to €500,000 repayable after three years from drawdown in May 2013. The loan is interest-free.

The loan has a conversion feature, whereby in the event the Company does not repay the loan on the repayment date, the lender shall be entitled by giving less than 30 days’ notice in writing to be issued with 500 ordinary shares in the capital of the Company (being the amount of Ordinary Shares into which the loan converts on the basis of a pre-money valuation of the borrower of €10,000,000) or the Company will be entitled to elect to issue such shares in full conversion of the loan to shares in the capital of the Company and on such shares being issued the Company shall have no further liability with respect to the loan.

If the conversion does not take place, then the loan shall become immediately repayable by the Company to the lender on the second repayment date upon a written request by the lender and in the period between the first repayment date and the second repayment date. Interest at a rate of 5% per annum shall accrue on the loan and be payable to the lender on the second repayment date.

This loan was recognised at fair value at inception, which is the discounted value using a market interest rate of 5% that reflects the term and risk profile of the loan.

As USCI Japan Limited is a shareholder of the Company, the difference between the face value of the loan and the discounted value of the loan was recognised as additional capital contribution. An implied finance cost was subsequently recognised over the term of the loan using the effective interest method.

The loan’s conversion feature was separately accounted for as an equity instrument (see note 17).

CREAGH MEDICAL LIMITED

NOTES TO THE FINANCIAL STATEMENTS

31 December 2014 (Continued)

16.	OBLIGATIONS UNDER LEASES

The Company has entered into a lease of the factory building in IDA Industrial Estate, Ballinasloe. The lease is for a period of 20 years commencing on 13 January 2010. The lessor, Balcreagh Properties, has granted a discount on the agreed rental rates for lease payments between commencement of the lease and 1 April 2015. The lease discount is subject to a claw back provision as disclosed in note 22.

The yearly rent on the property was €205,800, referred as “the first reserved rent” exclusive of VAT but reduced by 60% for the first 5 years of the term and the rent being free until 31 March 2010. The rent payment provisions are as follows:

•	Rent to be paid after April 2015 quarterly in advance every 1st day of January, 1st day of April, 1st day of July and 1st day of October in every year and yielding and paying by way of additional rent all sums due by the Company by way of insurance premiums

•	Provided that after April 2015 so long as the Company during the term reserved by this lease occupies less than 90% of the premises then the amount of the rent payable by the Company to the lessor shall be no less than 90% of the rent during the residue of the term. The unused portion must be set aside for the lessor and access provided at agreed times for use by the lessor.

The future minimum rentals payable under this non–cancellable operating lease are as follows:

	2014	2013
	€	€
Not later than one year	103,080	82,320
Later than one year and not later than five years	515,000	488,080
Later than five years	1,332,500	1,462,500

	1,950,580	2,032,900

CREAGH MEDICAL LIMITED

NOTES TO THE FINANCIAL STATEMENTS

31 December 2014 (Continued)

17.	SHARE CAPITAL

	2014	2013
	€	€
Authorised:
100,000,000 Ordinary shares of €0.01 each	1,000,000	1,000,000
2,000,000 ‘B’ Ordinary shares of €1 each	2,000,000	2,000,000
100,000,000 ‘C’ Ordinary shares of €0.01 each	1,000,000	1,000,000
2,000,000 ‘D’ Ordinary shares of €1 each	2,000,000	1,000,000
8% Cumulative redeemable preference shares of €1 each	150,000	150,000
8% Cumulative Redeemable ‘A’ Preference Shares of €1 each	170,000	—

	6,320,000	5,150,000

Issued:
10,000 Ordinary shares of €0.01 each	100	100
500,000 Ordinary B shares of €1 each	500,000	500,000
972,000 D Ordinary shares of €1 each	972,000	757,000
8% Cumulative redeemable preference shares of €1 each	150,000	150,000
8% Cumulative Redeemable ‘A’ Preference Shares of €1 each	170,000	—

	1,792,100	1,407,100

Share capital classified as equity	100	100
Share capital classified as financial liability (note 14)	1,792,000	1,407,000
Equity component of convertible loan (note 15)	69,701	69,701

(a)	The ‘B’ ordinary shares have no right to attend or vote at general meetings of the Company. They have been issued under an Employment and Incentive Scheme and are subject to a Put and Call Option Agreement, whereby the Company granted the employee/investors the right exercisable at any time during the option period to require the Company to purchase the option shares for a fixed redemption price of €1.40 per ‘B’ ordinary share. ‘B’ ordinary shares have been classified as a financial liability (see note 14).

(b)	The ‘C’ ordinary shares have no right to attend or vote at general meetings of the company, save on a realisation in which event they shall rank pari passu with the ordinary shares in the capital of the company. None of the ‘C’ ordinary shares have yet been issued.

CREAGH MEDICAL LIMITED

NOTES TO THE FINANCIAL STATEMENTS

31 December 2014 (Continued)

17.	SHARE CAPITAL (Continued)

(c)	The ‘D’ ordinary shares have no right to attend or vote at general meetings of the company, on a winding up ‘D’ ordinary shares shall be entitled to aggregate sum of all sums paid up but not exceeding €1.20 per ‘D’ Ordinary share. Similar to the ‘B’ ordinary shares, the ‘D’ ordinary shares are also subject to a Put and Call Option Agreement. These shares have been classified as a financial liability (see note 14).

(d)	The preference shares have no right to attend or vote at general meetings of the Company. ‘A’ Preference Shares shall be entitled to receive notice of, and to attend at all general meetings of the Company but not to vote on any resolution proposed thereat. The Subscription Agreement provides that the Company shall redeem the preference shares on the redemption date. If the Company cannot redeem the preference shares then due for redemption, then those preference shares which the Company cannot redeem shall be redeemed as soon as the Company becomes capable of doing so pursuant to the Irish Companies Act. If the Company does not redeem all of the preference shares on the redemption date then, until the Company has redeemed all of the preference shares, it will not make any distribution. The price to be paid by the Company on redemption shall be the redemption price.

Both classes of preference shares have been classified as financial liabilities (see note 14).

(e)	The equity component of the convertible related party loan represents the equity component of the loan from USCI Japan Limited, which was issued with an equity conversion feature. Under FRS 102, such a compound instrument is required to be separated between its debt and equity components (see note 15).

(f)	The Company may declare and pay a dividend on one class of shares in the capital of the Company without declaring or paying any dividend on other classes or may declare a greater dividend on such class than on other such classes.

CREAGH MEDICAL LIMITED

NOTES TO THE FINANCIAL STATEMENTS

31 December 2014 (Continued)

18.	NOTES TO THE STATEMENT OF CASH FLOWS

	2014	2013
	€	€

Loss on ordinary activities after taxation	(795,905)	(1,100,764)

Adjustments to reconcile profit for the year to net cash flows from operating activities
Depreciation of tangible fixed assets (note 10)	61,830	52,790
Net movement in government grants	82,947	98,026
Net movement in deferred income	48,159	5,376
Interest payable and similar charges	123,985	114,083
Working capital movements
Decrease/(increase) in debtors (note 12)	54,627	(46,186)
Decrease/(increase) in stocks (note 11)	(15,535)	104,265
Increase/(decrease) in creditors (note 13)	147,512	17,044
Taxation
Corporation tax paid (note 9)	—	—

Net cash outflow from operating activities	(292,380)	(755,366)

19.	PENSION AND OTHER POST–EMPLOYMENT BENEFITS

Defined contribution scheme

The Company participates in a defined contribution scheme operated by Zurich Life Assurance PLC in the form of a personal retirement savings annuity account (PRSA). Employees are entitled to membership upon permanent status. The Company facilitates the account setup with Zurich Life Assurance PLC and makes contributions that match the employees’ contributions. Employees can contribute between 1% to 6% of their salary, which is matched by the Company based on a range from 2% to 12%. The Company has no control over how the funds are managed or invested.

Amounts recognised in the 2014 statement of comprehensive income respect of the Company’s contribution to the defined contribution scheme amounted to €53,837 (2013: €53,818).

Death in service and long–term disability benefits

Employees (both permanent and fixed term workers) under age 65 are eligible to be covered for lump sum death in service benefits from their hire date. Permanent employees, excluding fixed–term workers, under age 65 are also eligible to be covered for long–term disability benefits from their hire date.

Amounts recognised in the 2014 statement of comprehensive income respect of the Company’s payments to death in services and long–term disability benefits plan amounted to €10,247 (2013: €9,734).

CREAGH MEDICAL LIMITED

NOTES TO THE FINANCIAL STATEMENTS

31 December 2014 (Continued)

20.	SHARE–BASED PAYMENT

On 7 February 2012, the Company’s Chief Executive Officer (CEO) on behalf of the Company granted a number of options to certain key employees over a number of Ordinary shares of €0.01 each. Such options were granted from the Ordinary shares owned by the Company’s CEO totalling to 7,800 shares. Such options and any shares to be issued on exercise of the options shall be held subject to the Company’s Memorandum and Articles of Association.

The options may be exercised at the price per share, during the periods and subject to the conditions set out in the schedule accompanying the Option Granting Agreement. The options must be exercised in full and partial exercise of the options is not permitted.

In the event that the employee should leave the employment of the Company for any reason, then all unexercised options shall lapse and shall be of no further effect.

The options may only be exercised on or after the occurrence of an Exit Event. An Exit Event for this purpose shall be:

(a)	the sale to an unrelated third party of shares in the capital of the Company carrying greater than 50% of the overall voting rights in the Company;

(b)	a sale of substantially all of the undertaking and assets of the Company where the bulk of the proceeds of such sale are distributed to shareholders; or

(c)	the listing of shares of the Company on a recognised stock exchange or such other event as may be deemed an Exit Event by the Board of the Company.

On the occurrence of an Exit Event, the Board of the Company shall be entitled but not obliged by notice in writing to the holders of options to deem all unexercised options to be exercised, to cause the appropriate number of Ordinary shares to which option holders will be entitled on exercise of the options to be allotted from the CEO’s Ordinary shares and issued to such option holders and to cause the exercise price payable by option holders on exercise of such options to be withheld from any proceeds that would otherwise be payable to the option holders on completion of an Exit Event and instead paid to the Company.

As the exercise of the share options is contingently dependent on an Exit Event, no share-based payment expense has been recognised in 2014 or 2013.

CREAGH MEDICAL LIMITED

NOTES TO THE FINANCIAL STATEMENTS

31 December 2014 (Continued)

21.	GUARANTEES

The bank loan and overdraft facility (see note 15) are secured by means of:

(a)	A Floating Debenture over the assets and undertakings of Creagh Medical Limited and

(b)	A Letter of Guarantee from Mr. Tom Greaney guaranteeing the company’s liabilities in the amount of €250,000.

As disclosed in note 26, on 20 November 2015, SurModics, Inc., a company incorporated in Minnesota, USA, acquired the Company. As a result of the acquisition, the security and guarantees over the bank loan and overdraft facility have been released.

22.	COMMITMENTS AND CONTINGENCIES

Government grants

In 2014, the Company recognised €16,196 (2013: €Nil) for government grants receivable from Enterprise Ireland. If the Company fails to adhere to the conditions of the grant they may be liable to repay these amounts to Enterprise Ireland. This contingent liability remains in place for five years from the date of the last payment of the grant. The total value of the government grants subject to this contingency is €448,752 at 31 December 2014. The contingency expires in the following periods:

€

Expiring in 2015	45,195
Expiring in 2016	174,337
Expiring in 2017	213,024
Expiring in 2018	—
Expiring in 2019	16,196

448,752

The Company has assessed that it is unlikely that the Company will not be able to adhere to the conditions of the grant.

Lease discount claw back

The lease agreement (see note 16) with Balcreagh Properties for the factory building has a claw-back clause which states that if the Company is acquired in the period up to 31 March 2017, the Company will reimburse to the lessor all discounted amounts in the period from 1 April 2015 to the date of acquisition up to 90% of the annual rent.

As disclosed in note 26, on 20 November 2015, SurModics, Inc., a company incorporated in Minnesota, USA, acquired the Company. As this is an event that arose after the end of the reporting period and was not an indicator of conditions as of the date of the statement of financial position, no provision was recognised in the Company’s 2014 financial statements.

CREAGH MEDICAL LIMITED

NOTES TO THE FINANCIAL STATEMENTS

31 December 2014 (Continued)

23.	OFF-BALANCE SHEET ARRANGEMENT

The Company entered into an operating lease arrangement for the hire of the administrative and factory building as this arrangement is a cost efficient way of obtaining the short–term benefits of these assets. The Company’s lease rental expense for the year is disclosed in note 5 and the annual Company commitments under these arrangements are disclosed in note 16. There are no other material off–balance sheet arrangements.

24.	FINANCIAL INSTRUMENTS

	2014	2013
	€	€
Financial assets that are debt instruments measured at amortised cost:
- Trade debtors	46,822	141,086

Financial liabilities measured at amortised cost:
- Trade payables	128,562	53,284
- Bank loan	121,347	160,000
- Amounts due to related parties	467,813	445,000
- Shares classified as financial liabilities	2,001,038	1,531,695

CREAGH MEDICAL LIMITED

NOTES TO THE FINANCIAL STATEMENTS

31 December 2014 (Continued)

25.	DIRECTORS’ AND SECRETARY’S INTERESTS

The interests of the directors in the issued share capital of the Company at the beginning and end of the reporting period were as follows:

	As at 1 January 2014 Ordinary shares of €0.01 each	As at 31 December 2014 Ordinary shares of €0.01 each

Bernard Collins	300	300
Thomas Greaney	7,800	7,800
Matthew Jenusailis	100	100

	‘B’ Ordinary shares of €1 each	‘B’ Ordinary shares of €1 each

Bernard Collins	100,000	100,000
Thomas Greaney	100,000	100,000

	‘D’ Ordinary shares of €1 each	‘D’ Ordinary shares of €1 each

Thomas Greaney	87,000	87,000
Bernard Collins	200,000	250,000
Gerard Flood	50,000	100,000

In November 2015, Mr. Bernard Collins, Mr. Matthew Jenusailis and Mr. Gerard Flood resigned from the Board.

In November 2015, Mr. Bryan Phillips and Mr. Gary Maharaj were appointed directors of the Company.

26.	EVENTS AFTER REPORTING PERIOD

On 20 November 2015, SurModics, Inc., a company incorporated in Minnesota, USA and a leading provider of medical device in vitro diagnostic technologies, acquired the Company. The acquisition is part of SurModics, Inc.’s strategy to transform its Medical Device business from being a provider of coating technologies to offering whole-product solutions to medical device customers in the large and growing global interventional vascular market.

SurModics, Inc. acquired the Company for €30 million, including an upfront payment of €18 million, and up to €12 million based on achievement of revenue and value-creating operational milestones, subject to certain adjustments including a customary working capital adjustment, as provided in the Transaction Documents.

Since the transaction is between the Company’s shareholders and SurModics, Inc., it will not be recognised in the financial statements of the Company.

CREAGH MEDICAL LIMITED

NOTES TO THE FINANCIAL STATEMENTS

31 December 2014 (Continued)

27.	RELATED COMPANIES AND RELATED PARTY TRANSACTIONS

Related party transactions

The Company owns 100% of the share capital in USCI Ireland Limited. The Company’s investment in USCI Ireland Limited of €15 is included in “Other financial assets” in the statement of financial position. At the end of the year there is a balance due by the Company to USCI Ireland Limited of €15. USCI Ireland Limited did not trade during the period.

In 2010 USCI Japan Limited transferred the business of its Irish branch to the Company in a management buyout agreement. As part of this agreement USCI Japan Limited retained a 15% shareholding in the Company.

In financial year ended 31 December 2013, USCI Japan Limited granted an interest free loan of €500,000 to Creagh Medical Limited. This related party loan is due for repayment three years from the drawdown date (see note 15).

During the years ended 31 December 2014 and 31 December 2013, the Company did not enter into transactions, such as sales or purchases to or from related parties, other than amounts owed to and from USCI Ireland Limited and USCI Japan Limited.

Terms and conditions of transactions with related parties

The terms and conditions of the related party loan from USCI Japan Limited are disclosed in note 15. The Company has not provided or benefited from any guarantees for any related party receivables or payables, except for the guarantee received from Mr. Tom Greaney, a director of the Company (see note 21).

Key management personnel

All directors and certain senior employees who have authority and responsibility for planning, directing and controlling the activities of the Company are considered to be key management personnel. Total remuneration in respect of these individuals in 2014 is €450,087 (2013: €414,791).

The Company’s CEO on behalf of the Company has also granted a number of options to certain key employees over a number of Ordinary shares of €0.01 each. Such options were granted from the Ordinary shares owned by the Company’s CEO. The options may only be exercised on or after the occurrence of an Exit Event. As the exercise of the share options is contingently dependent on an Exit Event, no share-based payment expense has been recognised in 2014 or 2013 (see note 20).

CREAGH MEDICAL LIMITED

NOTES TO THE FINANCIAL STATEMENTS

31 December 2014 (Continued)

28.	SUMMARY OF DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE REPUBLIC OF IRELAND AND THE UNITED STATES OF AMERICA

The Company’s financial statements are prepared in accordance with Financial Reporting Standards 102, “The Financial Reporting Standard applicable in the UK and Republic of Ireland” (“FRS 102” or “Local GAAP”), which differ in certain respects from accounting principles generally accepted in the United States of America (“US GAAP”). Differences which have an effect on the net income, shareholders’ equity, financial position and cash flows of the Company are set out below:

Effect of differences between Local GAAP and US GAAP on loss after tax:

	2014 €	2013 €

Loss for the year in accordance with Local GAAP	(795,905)	(1,100,764)

US GAAP adjustment
Accretion of Ordinary B and D shares to redemption amounts	84,343	70,467
Accretion of imputed interest on related party loan	22,813	14,686

Net loss in accordance with US GAAP	(688,749)	(1,015,611)

Effect of differences between Local GAAP and US GAAP on net liabilities:

	2014 €	2013 €

Net liabilities in accordance with Local GAAP	(2,000,169)	(1,204,264)

US GAAP adjustments
Reclassification of Ordinary B and D shares into mezzanine equity	1,472,000	1,257,000
Accretion of Ordinary B and D shares to redemption amounts	209,038	124,695
Reclassification of equity component of related party loan into debt	(69,701)	(69,701)
Accretion of imputed interest on related party loan	37,499	14,686

Net equity in accordance with US GAAP	(351,333)	122,416

CREAGH MEDICAL LIMITED

NOTES TO THE FINANCIAL STATEMENTS

31 December 2014 (Continued)

28.	SUMMARY OF DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE REPUBLIC OF IRELAND AND THE UNITED STATES OF AMERICA (Continued)

Effect of differences between Local GAAP and US GAAP on cash flows:

	2014 €	2013 €

Net cash outflow from operating activities in accordance with Local GAAP	(292,380)	(755,366)
US GAAP adjustment:
Bank interest paid classified as operating activity under US GAAP	(4,829)	(9,930)

Net cash outflow from operating activities in accordance with US GAAP	(297,209)	(765,296)

Net cash outflow from investing activities in accordance with Local GAAP	(96,054)	(59,973)
US GAAP adjustment	—	—

Net cash outflow from investing activities in accordance with US GAAP	(96,054)	(59,973)

Net cash flow from financing activities in accordance with Local GAAP	345,066	593,903
US GAAP adjustment:
Bank interest paid classified as operating activity under US GAAP	4,829	9,930

Net cash flow from financing activities in accordance with US GAAP	349,895	603,833

Decrease in cash at bank and in hand in accordance with US GAAP	(43,368)	(221,436)
Cash at bank and in hand at beginning of period	396,903	618,339

Cash at bank and in hand at end of period in accordance with US GAAP	353,535	396,903

CREAGH MEDICAL LIMITED

NOTES TO THE FINANCIAL STATEMENTS

31 December 2014 (Continued)

28.	SUMMARY OF DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE REPUBLIC OF IRELAND AND THE UNITED STATES OF AMERICA (Continued)

Explanation of Local GAAP to US GAAP differences

1. Ordinary B and D shares

The Company’s Ordinary B and D shares are puttable instruments since they give the holders the right to “put” the instrument back to the Company at a fixed redemption price. Under Local GAAP, a puttable instrument meets the definition of financial liability because it gives the holder the right to put it back to the entity for cash or another financial asset, which represents a contractual obligation to deliver cash or another financial asset for which the entity does not have an unconditional right to avoid.

Under US GAAP, an embedded put option in a share should be evaluated for bifurcation instead of classifying the entire instrument as a liability. In addition, puttable shares are generally classified as temporary or mezzanine equity under US GAAP.

As a result, the Ordinary B and D shares which are classified as financial liabilities in the Company’s Local GAAP statement of financial position are reclassified to mezzanine equity under US GAAP. The face value of Ordinary B and D shares as of 31 December 2014 and 2013 amounted to €1,472,000 and €1,257,000, respectively.

Under FRS 102, the Company has measured the Ordinary B and D shares at the accreted value of their redemption amounts, with a corresponding periodic charge to the statement of comprehensive income.

Under US GAAP, shares classified as mezzanine equity such as the Company’s Ordinary B and D shares shall also be measured at their redemption amounts. However, the corresponding charge shall be recognised in equity.

2. Related party loan

Under Local GAAP, the Company has a related party loan due to USCI Japan Limited, which is interest-free. In accordance with Local GAAP, financial instruments in a financing transaction are initially measured at the present value of the future payments discounted at a market rate of interest for a similar debt instrument. As a result, the Company recognised the loan at its present value at inception date using an observable market rate of interest.

Under US GAAP, the related party loan is not accounted for using the imputed interest rate and is accounted for at the cash proceeds received.

CREAGH MEDICAL LIMITED

NOTES TO THE FINANCIAL STATEMENTS

31 December 2014 (Continued)

28.	SUMMARY OF DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE REPUBLIC OF IRELAND AND THE UNITED STATES OF AMERICA (Continued)

Explanation of Local GAAP to US GAAP differences

3. Presentation of bank interest paid in the statement of cash flows

Under Local GAAP, entities may present bank interest paid either as an operating activity or a financing activity, so long as the presentation is consistent from period to period. The Company has elected to present bank interest paid as a financing activity under Local GAAP.

Under US GAAP, bank interest paid is included within operating activities.